                                                                      Exhibit 21


                           Subsidiaries of Registrant



The following is a list of all of the registrant's direct and indirect subsidiaries, state of incorporation or organization and the percentage ownership by Heartland of each.

Name of Subsidiary                                    State       Ownership
------------------                                    -----       ---------

     CMC Heartland Partners                           N/A           99.99%

     Heartland Development Corporation                Delaware        100%

     CMC Heartland Partners I, Limited Partnership    Delaware        (a)

     CMC Heartland Partners II, LLC                   Delaware        (b)

     CMC Heartland Partners III, LLC                  Delaware        (b)

     CMC Heartland Partners V, LLC                    Delaware        (b)

     CMC Heartland Partners VI, LLC                   Delaware        (b)

     Lifestyle Communities, Ltd.                      Delaware        (b)

(a) CMC Heartland Partners I is owned by CMC Heartland Partners as sole limited partner and Heartland Development Corporation as sole general partner.

(b) CMC Heartland Partners II, III, V, VI and Lifestyle Communities, Ltd. are all 100% owned by CMC Heartland Partners.

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